UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2007

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2007, MedQuist Inc. (the "Company") and Koninklijke Philips Electronics N.V. ("Philips") entered into an amendment (the "Amendment") of the Governance Agreement by and between the Company and Philips dated May 22, 2000 (the "Governance Agreement"). The Supervisory Committee of the Board of Directors of the Company (the "Board"), responsible for, among other things, the general oversight, administration, amendment and enforcement of all material agreements or arrangements between the Company and Philips, approved the Amendment.

The Amendment establishes the composition of the Board in the event the number of directors constituting the whole Board is set at seven (its current size). It also provides for vacancies in Board seats held by Independent Directors (as defined in the Governance Agreement) to be filled by an affirmative vote of the remaining directors in the event there are no Independent Directors on the Board.

Philips owns approximately 70% of the outstanding common stock of the Company. The Company is a party to various agreements with Philips or subsidiaries of Philips. These agreements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission ("SEC") on August 31, 2007.

A complete copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2007, the Company announced that the Board, in connection with its previously-disclosed review of strategic alternatives for the Company, is evaluating (the "Evaluation") whether a sale of the Company is in the best interests of the Company and its shareholders, in light of the announcement earlier that day by Philips of its decision to proceed with the sale of its approximately 70% ownership interest in the Company if a satisfactory price and other acceptable terms can be realized.

On November 9, 2007, N. John Simmons, Richard H. Stowe and John H. Underwood (the "Resigning Directors"), the three independent members of the Board, resigned (the "Resignations") from the Board and each of the committees thereof. The Company has been advised that the Resignations were caused by a disagreement between the Resigning Directors and the Company as to the role of a committee of independent directors in the conduct of the Evaluation and any sale process resulting from the Evaluation, and not by any disagreement relating to the Company's operations or other policies or practices.

Each of the Resigning Directors was a member of the Compensation Committee, Supervisory Committee and Audit Committee of the Board and Messrs. Stowe and Simmons were also members of the Nominating Committee of the Board.

On November 9, 2007, the Company issued the press release attached as Exhibit 99.1 announcing the Resignations.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2007, the Board approved the Second Amended and Restated Bylaws of the Company. The Second Amended and Restated Bylaws provide that the minimum number of directors which may constitute the whole Board is four (4), as opposed to five (5), which was the minimum in the Company's previous Amended and Restated Bylaws.

A complete copy of the Company's Second Amended and Restated Bylaws is attached to this report as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the amendment embodied in the Second Amended and Restated By-Laws is qualified in its entirety by reference to the text of the Second Amended and Restated By-Laws. The previous provisions of the Company’s Amended and Restated By-Laws are attached as Exhibit 3.1 to its Current Report on Form 8-K filed with the SEC on October 9, 2007 and, to the extent necessary for compliance with the disclosure requirements of Item 5.03 of Form 8-K, are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Reference is made to the Exhibit Index annexed hereto and made a part hereof.

NOTICE TO SHAREHOLDERS:

In connection with the Company's upcoming annual meeting of shareholders, the Company will be filing a proxy statement and potentially other relevant documents concerning the annual meeting with the SEC. BEFORE MAKING ANY DECISION REGARDING ANY OF THE BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, MedQuist Inc., 1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ 08054. In addition, documents filed with the SEC will be available at no charge on the SEC's website at www.sec.gov. The Company and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the upcoming annual meeting. Certain information about such individuals (including their ownership of shares of the Company's common stock) is set forth in the Company's Form 10-K for the year ended December 31, 2006, which is available free of charge from the SEC and the Company as indicated above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

November 9, 2007	By:	Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of MedQuist Inc.
10.1	Amendment to the Governance Agreement by and between MedQuist Inc. and Koninklijke Philips Electronics N.V. dated November 8, 2007
99.1	Press release dated November 9, 2007